Exhibit 10.23.2

STATE OF TEXAS	HHSC CONTRACT No. 529-00-139-L

COUNTY OF TRAVIS

AMENDMENT 12
TO THE AGREEMENT BETWEEN THE
HEALTH & HUMAN SERVICES COMMISSION
AND
AMERIGROUP TEXAS, INC.
FOR HEALTH SERVICES
TO THE
CHILDREN’S HEALTH INSURANCE PROGRAM

     THIS CONTRACT AMENDMENT (the “Amendment”) is entered into between the HEALTH & HUMAN SERVICES COMMISSION (“HHSC”), an administrative agency within the executive department of the State of Texas, and Amerigroup Texas, Inc., (“CONTRACTOR”), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 1200 E. Copeland Road, Suite 200, Arlington, Texas. HHSC and CONTRACTOR may be referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

     The Parties hereby agree to amend their original contract, HHSC contract n umber 529-00-139 (the “Agreement”), as set forth in Article 2 of this Amendment.

ARTICLE 1. PURPOSE.

Section 1.01 Authorization.

     This Amendment is executed by the Parties in accordance with Article 8 of the Agreement.

Section 1.02 Effective Date of changes

     (a) General effective date of changes.

     This Amendment is effective September 1, 2004, and terminates on the Expiration Date of the Agreement, unless extended or terminated sooner by HHSC in accordance with the Agreement.

ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES.

Section 2.01 Modification to Article 9, Audit and Financial Compliance

     Article 9, Audit and Financial Compliance, is modified with the addition of a new Section 9.04, as follows:

                         Section 9.04 State Auditor’s Office Audit

               The CONTRACTOR understands that acceptance of funds under this Contract acts as acceptance of the authority of the State Auditor’s Office (“SAO”), or any successor agency, to conduct an investigation in connection with those funds. The CONTRACTOR further agrees to cooperate fully with the SAO or its successor in the conduct of the audit or investigation, including providing all records requested. The CONTRACTOR will ensure that this clause concerning the authority to audit funds received indirectly by

HHSC Contract 529-00-139-L	Page 1 of 4	Effective September 1, 2004

Exhibit 10.23.2

     subcontractors through CONTRACTOR and the requirement to cooperate is included in any subcontract it awards.

Section 2.02 Modification to Section 10.02, Time and manner of premium payment

     Section 10.02, Time and manner of premium payment, is modified with the addition of a new subsection (e), as follows:

     “Section 10.02 Time and manner of Premium Payment.

               (e) For the period beginning September 1, 2004 and ending August 31, 2005, CONTRACTOR will be entitled to a payment in accordance with this subsection (e). CONTRACTOR will be paid based on per member/per month premiums and new and current enrollment figures (including disenrollment adjustments to previous monthly enrollment totals). The Administrative Services Contractor will convey premiums payable information to CONTRACTOR for data reconciliation and to the Management Services Contractor. CONTRACTOR must reconcile the data and report any errors to the Management Services Contractor by the cut-off date of the next month. The Management Services Contractor will pay CONTRACTOR by the first business day following the 14th day of each month. CONTRACTOR must accept payment for premiums by direct deposit into CONTRACTOR’s account. For the period beginning September 1, 2004 and ending August 31, 2005, the premium rates are:

CSA #	Under Age 1	Ages 1-5	Ages 6-14	Ages 15-18
CSA 2	$358.07	$74.35	$49.34	$96.31
CSA 6	$299.29	$62.13	$41.24	$81.15

               CONTRACTOR does not bill HHSC, the Administrative Services Contractor, other state agencies, or institutions for the monthly premium payment.”

Section 2.03 Modifications to Article 17, Reporting Requirements, of the Agreement

     Section 17.08 is replaced with the following language: “Section 17.08

     Special Investigative Unit.

               (a) A CONTRACTOR that provides or arranges for the provision of health care services to an individual under the Children’s Health Insurance Program must arrange for a special investigative unit to investigate fraudulent claims and other types of program abuse by recipients and providers. A CONTRACTOR may choose to:

               (1) Establish and maintain the special investigative unit within the managed care organization; or

               (2) Contract with another entity for the investigation.

HHSC Contract 529-00-139-L	Page 2 of 4	Effective September 1, 2004

Exhibit 10.23.2

               (b) A CONTRACTOR must develop a plan to prevent and reduce waste, abuse, and fraud. The plan must meet the requirements of the rules established by HHSC and be submitted annually to the HHSC Office of Inspector General (HHSC-OIG) for approval each year the CONTRACTOR is enrolled with the State of Texas. The plan must be submitted 60 days prior to the start of the State fiscal year.

               (c) If the initial plan to prevent and reduce waste, abuse, and fraud is not approved, the CONTRACTOR must resubmit the plan to HHSCOIG within 15 working days of receiving the denial letter, which will explain the deficiencies. If the plan is not resubmitted within the time allotted, the CONTRACTOR will be in default and sanctions may be imposed.

               (d) If the CONTRACTOR elects to contract with another entity for the investigation of fraudulent claims and other types of program abuse the CONTRACTOR must adhere to all requirements of Chapter 42, § 438.230 of the Code of Federal Regulations.

HHSC Contract 529-00-139-L	Page 3 of 4	Effective September 1, 2004

ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC and the CONTRACTOR have each caused this Amendment to be signed and delivered by its duly authorized representative.

AMERIGROUP TEXAS, INC.		HEALTH AND HUMAN SERVICES COMMISSION
By:	/s/ Eric M. Yoder	By:

	Eric Yoder, M.D.		Albert Hawkins
	President and CEO		Executive Commissioner

Date:	7/23/04	Date:

HHSC Contract 529-00-139-L	Page 4 of 4	Effective September 1, 2004